Exhibit 10.34

AGREEMENT FOR
PURCHASE AND SALE OF REAL PROPERTY

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27.	Counterparts	22
28.	Anti-Terrorism	22
29.	REIT Specific Provisions	22

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
MESA Industrial Portfolio: 79 Pack
THIS AGREEMENT ("Agreement") is made and entered into as of the Effective Date by and between AR CAPITAL, LLC ("Buyer"), and MESA REAL ESTATE PARTNERS, L.P. ("Seller").
BACKGROUND
A.Seller is the fee owner of each of the Properties (hereinafter defined) listed on Exhibit A attached hereto.
B.Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)"Broker" shall mean Jones Lang LaSalle Incorporated, acting as Seller's agent.
(b)"Closing" shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, fifteen (15) days after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the "Closing Date." Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
Notwithstanding the foregoing, if as of the Closing Date the Tenant with respect to the Lease of a Property described on Exhibit J attached hereto has not accepted possession of such Property and commenced payment of rent pursuant to the Lease (such Properties being herein referred to as the ("Properties Under Construction"), then Closing as to any such Property will occur on the tenth (10th) day following the occurrence of all of the following (collectively, the "Completion of Construction" or "Closing Conditions"): (i) substantial completion of construction of improvements on the Property as evidenced by Seller's delivery to Buyer of a certificate of substantial completion in accordance with the plans and specifications approved by Seller and Tenant from Seller's architect or engineer for such work; (ii) Tenant accepting possession of the Property pursuant to the Lease as evidenced by delivery of Seller's standard commencement letter in the form attached hereto as Exhibit M and Tenant's payment of the first amounts of rent pursuant to the Lease, (iii) delivery by Seller to Buyer of final lien waivers from the general contractor, and (iv) the issuance and delivery to Buyer (or, as required by the Lease, to Tenant) of any certificate of occupancy (permanent or temporary, as permitted by applicable law) required for the lawful occupancy of the Property by Tenant.
(c)"Due Diligence Period" shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty eight (28) days thereafter or the date on which Seller receives written notice of Buyer's waiver of the Due Diligence Period. Seller shall post (or cause Broker to post) to the website previously furnished by Broker to Buyer or box.com established by Buyer ("Website") all of the Due Diligence Materials within five (5) business days after the Effective Date.
(d)"Earnest Money" shall mean TEN MILLION and NO/100 DOLLARS ($10,000,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement.
(e)"Effective Date" The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the "Effective Date" of this Agreement.
(f)"Escrow Agent" shall mean Chicago Title Insurance Company, whose address is Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-mail: ditlowE@ctt.com. The parties agree that Veritas Title Partners, attention Robert H. Sheldon, Telephone 713-482- 2807; Telecopy: 713-482-2840; E-mail; rsheldon@veritastitlepartners.com shall be responsible for (x) organizing the issuance of the Commitment and Title Policy. The Escrow Agent shall be responsible for (y) preparation of the closing statement, and (z) collections and disbursement of the funds. Escrow Agent and Veritas shall divide the title premium as set out in the Chicago Title memorandum regarding divisions of premiums,
(g)"Guarantor" shall mean those entities listed on Exhibit K.
(h)"Guaranty" shall mean those certain Guaranty of the Lease listed on Exhibit K and executed by Guarantor.
(i)"Lease" or "Leases" shall mean those certain Leases described on Exhibit A attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller, as landlord, and the entities listed on Exhibit A as tenant ("Tenant"), as amended.
(j)"Property" shall collectively mean (i) those certain parcels of real property, all of which are listed on Exhibit A, together with all right, title and interest of the Seller, if any, in

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and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of the Seller, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings (as hereinafter defined) and all other improvements thereon, and all air and subsurface rights of Seller appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the "Land"); (ii) all of the buildings (each individually called a "Building." and collectively called the "Buildings"), facilities and other improvements situated on the Land or required to be constructed under the respective Leases (collectively, the "Improvements"); (iii) all right, title and interest of the Seller, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by the Seller and located on the Land or on and/or in the Buildings (collectively, the "Personal Property"); (iv) all right, title and interest of the Seller in and to all plans and specifications, architectural drawings, building permits and other permits issued in connection with the construction, operation, use or occupancy of the Improvements, and all warranties and guaranties respecting the Buildings and Personal Property; (v) to the extent not otherwise described in subsection (i), all right, title and interest of the Seller in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder and all right, title and interest of the Seller under the Guaranties; (vi) all right, title and interest of the Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (vii) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land. Any references to "Property" in the singular, such as references to "a Property" or "each Property", refer to an individual parcel of Land and all matters described in (ii)-(vii) in connection with such Land.
(k) "Purchase Price" shall mean TWO HUNDRED NINETY FIVE MILLION EIGHT HUNDRED EIGHTY FOUR THOUSAND FORTY EIGHT and 03/100 DOLLARS ($295,884,048.03) which amount represents the deal capitalization rate of 8.3583% applied to the rents set forth on Exhibit A. If the rents on the Closing Date are not the same as set forth on Exhibit A, the Purchase Price shall be adjusted accordingly.
(I)    Seller and Buyer's Notice address
(i)    "Seller's Notice Address" shall be as follows, except as same may be changed pursuant to the Notice section herein:

MESA REAL ESTATE PARTNERS, L.P.,
1900 Saint James Place, Suite 110
Houston, Texas 77056
Attention; Timothy Horan, Jr.
713-580 2718 — Telephone
713-580 2990 — Facsimile
E-mail address: horan@mesare.biz

And to:
Winstead PC,
600 Travis, Suite 1100
Houston, Texas 77002
Attention: K. Gregory Erwin
713-650-2781 — Telephone
713-650-2400 — Facsimile
E-mail address: gerwin@winstead.corn
(ii)    "Buyer's Notice Address" shall be as follows, except as same may be changed pursuant to the Notice section herein:
Michael Well
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: 212.415,6505
Fax No.: 857.207.3397
Email: mweil@arlcap.com
And to:
Jesse Galloway
AR Capital, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: 212.415.6516
Fax No.: 646.861.7751
Email: jgalloway@arlcap.corn
2.Purchase and Sale of the Property. Subject to the terms of this Agreement,
Seller agrees to sell to Buyer the Property for the Purchase Price set forth above. Subject to the terms of this Agreement, Buyer agrees to purchase from Seller the Property for the Purchase Price set forth above.

3.Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
(a)    In the event this Agreement is terminated for any "Permitted Reason" (as hereinafter defined) pursuant to the terms hereof with respect to one or more Properties, up to a maximum of ten (10) properties, ("Dropped Properties") this Agreement shall continue in full force and effect with respect to the remaining Properties, the Purchase Price shall be reduced by the Purchase Price calculated in accordance with Section 1(i) with respect to such terminated

Property or Properties, and the Earnest Money shall be refunded to Buyer in the amount shown on Exhibit A with respect to such terminated Property or Properties.
(b)    For purposes hereof the term "Permitted Reason" shall mean one of the following with respect to a Property:
(i)A "material" Objection during the Due Diligence Period or New
Objection to title to such Property;
(ii)A "material" environmental issue with respect to such Property during the Due Diligence Period;
(iii)The bankruptcy, as of the time of Closing, of the Tenant of such
Property; or
(iv)If the Tenant leasing a Property, as of the Closing Date, has not paid all Base Annual Rent due under its Lease through the month prior to the Closing Date pursuant to its Lease or the Tenant, or Tenant's subtenant, is not occupying the Property..
For purposes of clause (i) preceding an Objection or New Objection shall be considered "material" if the fair market value of the Property as encumbered by such Objection or New Objection is less than ninety-nine percent (99%) of the Purchase Price allocable to such Property, For purposes of clause (ii) preceding, an environmental issue shall be considered "material" if the fair market value of the Property with such environmental issue is less than ninety-nine percent (99%) of the Purchase Price allocable to such Property. If Buyer believes that a Permitted Reason to terminate this Agreement as to a Property exists, Buyer shall promptly give thereof notice to Seller accompanied by evidence reasonably supporting such belief. If Seller disagrees with Buyer's assertion that a Permitted Reason exists, Seller shall give notice thereof to Buyer accompanied by evidence reasonably supporting Seller's position within five (5) business days after receipt of Buyer's notice. If Seller and Buyer are unable to resolve such issue within five (5) business days after delivery to Buyer of Seller's notice, If a dispute arises with respect to the existence of a Permitted

Reason, either Seller or Buyer may require that such dispute be resolved by binding arbitration before a single arbitrator. Arbitration shall be commenced by filing a petition with, and in accordance with the arbitration rules of AAA. Buyer shall submit its brief to the arbitrator within five (5) days after the appointment of the arbitrator. Upon receipt of Buyer's brief, Seller shall have five (5) days to file a reply brief. The arbitration hearing shall be concluded within three (3) days after the receipt of Seller's reply brief, if any. The arbitrator is relieved from judicial formalities, and shall make its award with a view toward affecting the general intent of this Agreement. The decision of the arbitrator shall be in writing and signed by such arbitrator and shall be final and binding upon the parties. The non-prevailing party shall be responsible for paying the fees and expenses relating to the arbitration, including, without limitation, compensation for the arbitrator. Venue for the arbitration proceeding shall be in the location where the Property is located. This arbitration provision shall survive any termination, amendment, or expiration of this Lease. If the terms of this provision vary from the rules of AAA, this arbitration provision shall control.

In no event shall the mere presence of injection wells on the following Properties constitute a material environmental issue:
Select Energy Services — 175 Private Road 73373, DeBerry, TX; Select Energy Services — 15386 Highway 85 West, Big Wells, TX; Superior Energy Services — 650 South Main Street, Jacksboro, TX.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)All unpaid real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively "Taxes and Assessments") due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller or the applicable Tenant prior to or at Closing. At Closing, Seller shall assign to Buyer all escrows for Taxes and Assessments (as well as insurance premiums, if applicable) which Tenant has remitted to Seller, if any, pursuant to the Lease, and which relate to Taxes and Assessments (and insurance premiums, if applicable) due and payable after the Closing Date. At Closing the Property shall be conveyed to Buyer subject to Taxes and Assessments for the year of Closing, not yet due and payable on the Closing Date.
(b)Rents (excluding security deposits, which shall be assigned or credited to
Buyer at Closing) payable under the Tenant Leases (collectively, the "Rents") for the Property or portions thereof shall be prorated as of 12:01 a.m., central standard time on the Closing Date, Seller shall receive the Rents for the month that the Closing Date occurs (the "Closing Month's Rents") and give Buyer a credit for Buyer's portion of the Closing Month's Rents. Buyer shall have no liability to Seller for the Closing Month's Rents, except to the extent actually collected by Buyer, and Buyer agrees to use commercially reasonable efforts to collect such Rents (but shall in no event have any obligation to institute legal action in connection with such efforts). If any Closing Month's Rents remain uncollected sixty (60) or more days following the Closing Date, Seller shall have the right to pursue collection of any outstanding Closing Month's Rents; provided, however, that Seller shall not have the right to institute eviction proceedings or otherwise disturb the possessory rights of any tenants. Amounts collected by Buyer from tenants owing the Closing Month's Rents shall be applied first to current amounts owed by such tenant and accruing on or after the Closing Date, then to any Closing Month's Rents. Any such amounts applicable to Closing Month's Rents received by Buyer shall be promptly forwarded to Seller. All security deposits received by Seller from any tenant under an existing Tenant Lease shall be paid over to Buyer.
(e)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as "Seller's Closing Costs":
(i)100% of all basic Title Policy premiums, including search costs, but excluding any premiums for endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any. Seller and Buyer shall reasonably cooperate to minimize the cost of the Title Policy premiums. Buyer agrees to limit the number of policies obtained by combining Properties and insureds in a title policy if it is commercially reasonable to do so
(ii)    Transfer taxes and conveyance fees on the sale and transfer of the Property;
(iii)Broker's commission payments (for both leasing and sales commissions earned but excluding leasing commission with respect to options or renewals exercisable after the Closing Date); and
(iv)All fees relating to the granting, executing and recording of the
Deed for each Property (to the extent local custom and practice so provide, otherwise such amounts to be paid by Buyer) and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer's Closing Costs”:
(i)Title Policy premiums for any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;
(ii)all costs and expenses in connection with Buyer's financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and
(iii)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.
(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(f)    Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent,
5.Title. At Closing, Seller agrees to convey to Buyer indefeasible fee simple title with respect to those Properties located in Texas and fee simple marketable title to each other Property by special warranty deed (or local equivalent), free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the "Title Commitment") from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report ("Title Matters") with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed "Permitted Exceptions". Any objection by Buyer to a Title Matter is herein referred to as an "Objection". However, Permitted Exceptions shall not include any mechanic's lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property created by Seller or asserted by parties claiming by, through or under Seller (collectively, "Liens"). Seller shall be required to cure or remove all Liens [by payment (which may be from the proceeds to be paid by Buyer at Closing) bond deposit or indemnity reasonably acceptable to Escrow Agent]. Except for Liens as aforesaid, Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer's objections. Failure of Seller to timely deliver such notice shall be deemed an election by Seller not to cure any such Objections other than Liens. In the event that Seller refuses to remove or cure any Objections, Buyer shall have the right, as Buyer's sole remedy at law or in equity, to terminate this Agreement as to a specific Property or Properties (if such Objection is a Permitted Reason and subject to the provisions of Sections 3(a) and (b) by labeling them as Dropped Properties, subject to Sections 3(a) and (b), or to terminate this Agreement in whole upon written notice to Seller given within five (5) business days after receipt of Seller's notice, upon which termination the Earnest Money shall be returned, either in whole or as set forth on Exhibit A for the Dropped Properties, to Buyer and neither party shall have any further obligation hereunder for such Properties, except as otherwise expressly set forth herein. Failure by Buyer to timely elect to terminate this Agreement as to a Property or all Properties shall constitute a waiver by Buyer of its right to do so. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent which new matter constitutes a material Objection to title and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer's receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (a "New Objection"). If Seller does not remove or cure such New Objection prior to the date of Closing, Buyer may, as Buyer's sole remedy at law or in equity, terminate this Agreement for that Property or Properties without it counting towards the limit of Dropped Properties, in which case the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder for such Property or Properties, except as otherwise expressly set forth herein.
(b)    Within five (5) days following the Effective Date, Seller shall post (or cause Broker to post) on the Website copies of the following documents and materials pertaining to each Property to the extent within Seller's possession or reasonably obtainable by Seller or Seller's counsel: (1) a complete copy of all leases affecting the Property (unless the same have previously been provided to Buyer) and all amendments thereto and of all material correspondence relating thereto and all related lease guaranties; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller's title insurance policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property's real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) reserved; (ix) reserved; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; and (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any (the "Due Diligence Materials"). Seller shall deliver any other documents relating to each Property reasonably requested by Buyer, to the extent within Seller's possession or reasonably obtainable by Seller or Seller's counsel, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and. Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer's representatives to inspect the Property. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have (i) the unconditional right, for any reason or no reason, to terminate this Agreement in whole or (ii) for any Permitted Reason (and only for a Permitted Reason) to terminate this Agreement with respect to any individual Property, in which case the Property or Properties terminated will be considered Dropped Properties under and subject to Sections 3(a) and (b), by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void as to such Dropped Properties or all Properties if terminated in whole, Buyer shall receive a refund of the Earnest Money apportioned to the Dropped Properties or in whole, and all rights, liabilities and obligations of the parties under this Agreement for the Dropped Properties or all Properties if terminated in whole shall expire, except as otherwise expressly set forth herein.
(c)    Within two (2) days following the Effective Date, Seller shall request
Estoppel Certificates certified to the following: "AR Capital, LLC, ARC GBLMESA001, LLC, Cole Real Estate Investments, Inc., American Realty Capital Properties, Inc., and their lender, successors and assigns" (and simultaneously provide Buyer with a copy of such request) and a waiver of Tenant's right of first refusal or first offer. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from the "Required Tenant's" in the form attached hereto as Exhibit F or the form required under such Tenant's Lease for each Property (the "Tenant

Estoppel Certificate"), and, if the applicable guaranty requires the Guarantor to deliver same, an estoppel certificate from the "Required Guarantors" in the form attached hereto as Exhibit G or such other form as may be required under the applicable Lease or Guaranty (the "Guarantor Estoppel Certificate") and Seller shall use good faith efforts to obtain the same (but failure to do so shall not be a default by Seller hereunder). Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificate when Seller receives the same. For purposes hereof, the term "Required Tenants" shall mean ninety percent (90%) of the number of Tenants who lease the Property (other than any Dropped Properties or Properties as to which Buyer shall have terminated this Agreement pursuant to Section 7 hereof) but must include within such number of Tenant Estoppel Certificates, Tenant Estoppel Certificates from each of the ten (10) Tenants who's Leases produce the highest net operating income (the "Highest NOI Tenants"). The term "Required Guarantors" shall mean the Guarantors of the Leases of the ten (10) Highest NOI Tenants (to the extent, and only to the extent that such Guarantors are required pursuant to their Guaranty to deliver a Guarantor's Estoppel Certificate).
(d)Reserved.
(e)Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer (but failure to do so shall not be a default by Seller hereunder).
7.Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that the Tenant has a right of termination or abatement of rent under the Lease for such Property as a result of such casualty or condemnation and such Tenant does not waive such right of termination or abatement in writing prior to Closing, then, Buyer may elect to terminate this Agreement with respect to each such Property, without it counting as a Dropped Property, by providing written notice of such termination to Seller within ten (10) business days after Buyer's receipt of notice of such condemnation, taking or damage, upon which termination a proportionate part of the Earnest Money shall be returned to the Buyer in accordance with the Purchase Price as calculated according to Section 1(i) and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement with respect to any such Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller's insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and Buyer shall receive a credit against the Purchase Price in the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, the Earnest Money shall be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). If for any reason the Closing does not occur and either party makes a written demand (the "Demand") upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent's mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller's sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer's default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative, exemplary, special or consequential damages.

(b)    In the event that Buyer is ready, willing and able to close in accordance with the terms and provisions hereof, and Seller defaults in the obligations herein taken by Seller, with respect to any or all of the Properties, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof without reduction in the Purchase Price; (ii) terminate this Agreement with respect to any or all Properties by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the reasonable out-of-pocket third party costs and expenses incurred by Buyer as to such Property or Properties in connection with this Agreement (not to exceed $15,000 per Property), which return and payment shall operate as liquidated damages and to terminate this Agreement and release Seller and Buyer from any and all rights, obligations and liability hereunder, except those which are specifically stated herein to survive any termination hereof; or (iii) enforce specific performance of Seller's obligations hereunder. Any such suit for specific performance must be commenced within thirty (30) days after the Closing Date or be forever barred. Failure of Buyer to timely elect one of the aforesaid two alternatives shall be deemed an election of clause (i) aforesaid.
Notwithstanding the foregoing, in the event of a willful or intentional default of Seller hereunder that renders the remedy of specific performance unavailable to Buyer, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all actual damages suffered by Buyer as a result thereof; provided, however, in no event shall Seller be liable to Buyer for any punitive, speculative, exemplary, special or consequential damages.
10.    Closing. The Closing shall consist of the execution and delivery of documents by
Seller and Buyer, with respect to each Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property (as well as the additional items listed in the second paragraph of Section 1(b) for the properties on Exhibit J):
(a)A Special Warranty Deed in the form attached hereto as Exhibit B or local equivalent;
(b)An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;
(c)    A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(d)An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(e)An original Tenant Estoppel Certificate from the Required Tenants dated no earlier than the Effective Date, In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease. If the Lease and any amendments, bearing the original signatures of the landlord and Tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;
(f)An original Guarantor Estoppel Certificate from the Required Guarantors dated no earlier than the Effective Date;
(g)A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(h)All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(i)Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(j)Originals of the warranties contained in the Due Diligence Materials and with respect to the Properties Under Construction from, the general contractor warranty received under the applicable general construction contract;
(k)A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(1)    An owner's title affidavit as to mechanics' liens and possession in customary form reasonably acceptable to Seller, Buyer and Escrow Agent;
(m)    An Assignment and Assumption of Seller's Warranty Rights under the construction contract with the general contractor for and Properties Under Construction in the form of Exhibit J1;
(n)Reserved;
(o)Letter to Tenant in form of Exhibit H attached hereto (or local equivalent);
(p)Reserved;

(q)Reserved;
(r)Copies of certificates of insurance (either of Seller's master policy or the policies maintained by the Tenant under its Lease) or other evidence reasonably satisfactory to Buyer memorializing and confirming that Landlord or Tenant is then maintaining policies of insurance of the types and in the amounts required by the Lease (provided, however, posting of such certificates to the Website shall constitute delivery thereof); and
(s)Reserved.
(t)Such other instruments as are reasonably and customarily required by
Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof in form and substance reasonably satisfactory to Seller.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (a) through (d), (g) and (in) above. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer's and Seller's respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party's obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a onetime right to extend the Closing for up to fifteen (15) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is "time sensitive" does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect to the Property:
(a)Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller's obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)Except for any tax appeals and/or contests initiated by Seller and/or
Tenant, if any, or as otherwise set forth in the Due Diligence Materials, Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation, condemnation proceeding or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property and Seller has no knowledge that the Property may be rezoned;
(c)Except as set forth in the Due Diligence Materials, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;
(d)Except as set forth in the Due Diligence Materials, and except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) (i) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations and (ii) any third party that the Property or the current use thereof violates any private covenant, restriction, easement or encumbrance and Seller does not have any knowledge of any such violation;
(e)Seller will be the sole owner of the entire lessor's interest in the Lease;
(f)With respect to the Leases: (1) the Leases are true, correct and complete copies of the Leases; (ii) to Seller's knowledge, the Leases are in full force and effect and there is no default or dispute thereunder; (iii) except as set forth in the Due Diligence Materials, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Leases or any extension or renewal thereof; (iv) except with respect to Properties Under Construction, Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the rent for each Property is as set forth on Exhibit A . With respect to the Guaranty, (i) the Guaranty forwarded to Buyer under Section 6(b)(i) is a true, correct and complete copy of the Guaranty; (ii) to Seller's knowledge the Guaranty is in full force and effect and there is no default or dispute thereunder; and (iii) Seller has not entered into any modification, amendment, termination or surrender of the Guaranty.
(g)There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Except as set forth in the Due Diligence Materials, neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity that has not or will not be waived as to this transaction; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)Reserved;
(i)To Seller's knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer or received by Buyer as part of its due diligence examinations:

(i)no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, "Environmental Laws");
(ii)Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage; and
(iii)There are no underground storage tanks located on the Property.
(iv)For purposes of this Subsection, "hazardous substances" shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws.
(j)The Due Diligence Materials contain true, correct and complete copies of all warranties in effect for the Property (the "Warranties").
(k)Seller has not released any of the Tenants listed on Exhibit A from liability under its Lease. This is true for all Properties, including any Tenants listed on Exhibit A that have subleased the Property to a subtenant. Seller also has no actual knowledge that any Tenant is released from liability under the terms of the Lease. If Buyer discovers a Tenant listed on Exhibit A has been released from liability under its Lease at any time before the Closing Date, Buyer shall have the right to remove the Property from this Agreement, and have no further obligation to close on that Property, without it counting as a Dropped Property. If Buyer choses to remove the Property from the Agreement, the Earnest Money apportioned to that Property shall be refunded by the Escrow Agent.
The representations and warranties contained of Seller shall survive the Closing for a twelve (12) month period (the "Limitation Period"). Buyer shall provide actual written notice to Seller of any pre-Closing breach of any of Seller's warranties or representations as set forth in this Section 11 of which Buyer acquires knowledge, through any means, at any time after the Closing Date but prior to the expiration of the Limitation Period, and Buyer may bring an action at law for damages as a consequence thereof; which must be commenced, if at all, prior to the expiration of the Limitation Period, Notwithstanding anything in this Section 11 to the contrary, (i) Buyer shall not be entitled to make a claim against Seller for a violation of the representations, warranties, and covenants in this Section 11 unless the amount of damages to Buyer equals or exceeds Fifty Thousand and No/100 Dollars ($50,000.00) in the aggregate of all such claims and (ii) the cumulative, maximum amount of liability that Seller shall have to Buyer for breaches of the representations, warranties and covenants under this Section 11 of this Agreement shall not exceed one percent (1%) of the Purchase Price ("Cap Amount"), The Cap Amount shall not be applicable in the event that a court of competent jurisdiction renders a final decree finding that the breach of Seller's warranties and representations constituted fraud. The Cap Amount shall not limit Buyer's right to recover attorneys' fees or interest awarded to it by a court of competent jurisdiction. The acceptance of the Deed by Buyer at Closing in accordance with this Agreement shall from and after the Limitation Period

(except as to actions properly asserted during the Limitation Period) be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller in this Section 11 and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Section 11.
Whenever set forth in this Agreement, the phrases "knowledge" or "actual knowledge" or any similar such phrase relating to Seller shall be deemed to mean only the actual current knowledge of Timothy Horan, Jr. as President of Mesa Real Estate Partners GP, LLC, a Delaware limited liability company, General Partner of Seller (who shall have no personal liability with respect to such matters), without any requirement of making an inquiry or investigation. With reference to warranties and representations made subject to Seller's actual knowledge (or words of similar import), in no event shall Seller be liable for the inaccuracy of the underlying warranty or representation if Seller had no actual knowledge of the inaccuracy at the time of making the warranty or representation.
12.Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as of the date hereof and as of the Closing Date as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, and on the Closing Date, to the extent required by law, the State in which the Property is located, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power and authority to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer's obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of one (1) year.
13.Conditions Precedent to Buyer's Obligations. Buyer's obligation to pay the
Purchase Price, and to accept title to the Property, shall be subject to the following conditions precedent for each Property on and as of the date of Closing (as well as the additional items listed in the second paragraph of Section 1(b) for the properties on Exhibit 3):
(a)Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above (other than the originals of the Warranties, which will be delivered to Buyer, together with originals of the Leases, within three (3) business days after Closing);

(b)Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner's form of title insurance policy (TLTA form of policy in Texas and local equivalent in other states if ALTA forms are not available), or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property (to the extent available) in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer's good and marketable title in fee simple to the Land (or indefeasible fee simple title with respect to Texas Properties) and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the "Title Policy");

(c)Reserved;

(d)Tenant shall be paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet any of the Property and been released by Seller of any liability under such Lease in connection with such sublease or assignment;
(e)The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and
(f)Seller shall have delivered to Buyer a written waiver by any party of any right of first refusal, right of first offer or other purchase option that Tenant or any other such party has pursuant to the Leases or otherwise to purchase the Property from Seller.
(g)Reserved.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b)(i) and (ii) of this Agreement.
14.    Conditions Precedent to Seller's Obligations. Seller's obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof, and
(b)The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage each Property in the same manner in which Seller has previously operated and managed such Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain each Property in the same (or better) condition as exists on the date hereof; and (c) except as set forth in Exhibit I hereof, shall not, without Buyer's prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer's sole discretion: (i) amend the Leases in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to any Property; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof; (ill) terminate the Leases nor release any guarantor of or security for the Leases unless required by the express terms of the Leases; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property, whether insured or not
17.Performance on Business Days. A "business day" is a day which is not a
Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
18.Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof

19.Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
(6)No Representations. Buyer acknowledges that Buyer will have the opportunity to independently and personally inspect the Property and that Buyer has entered into this Agreement based upon its ability to make such examination and inspection. The Property and improvements thereon are to be sold to and accepted by Buyer at closing in their then present condition, "AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED", except for the express representations and warranties of Seller contained in this Agreement. Notwithstanding anything contained herein to the contrary, it is understood and agreed that, except for the express representations and warranties of Seller contained in this Agreement, Seller and Seller's agents or employees have not made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property and the improvements located thereon, including, but not limited to, warranties, representations or guaranties as to: (1) matters of title (other than Seller's warranty of title set forth in the deed to be delivered at dosing); (2) environmental matters of any kind relating to the Property, the improvements located thereon, or any portion thereof (including the condition of the soil or groundwater beneath the Property or Improvements); (3) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes; (4) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard; (5) drainage; (6) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any under shoring; (7) zoning to which the Property, the improvements thereon, or any portion thereof may be subject; (8) the availability of any utilities to the Property, the improvements thereon, or any portion thereof, including, without limitation, water, sewage, gas and electric; (9) usages of adjoining property; (10) access to the Property or any portion thereof; (11) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property, the improvements thereon, or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property, the improvements thereon, or any part thereat (12) the presence of hazardous substances in or on, under or in the vicinity of the Property or the improvements thereon; (13) the condition or use of the Property or the improvements thereon or compliance of the Property or improvements thereon with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (14) the existence or non-existence of underground storage tanks; (15) any other matter affecting the stability or integrity of the Property and improvements thereon; (16) the potential for further development of the Property; (17) the existence of vested land use, zoning or building entitlements affecting the Property or improvements thereon; (18) the merchantability of the Property or improvements thereon or fitness of the Property or improvements thereon for any particular purpose (Buyer affirming that Buyer has not relied on Seller's or Seller's agents' or employees' skill or judgment to select or furnish the Property or improvements thereon for any particular purpose, and that Seller makes no warranty that the Property or improvements thereon are fit for any particular purpose); (19) tax consequences. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO BUYER, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABHATY. BUYER SHALL RELY ON ITS INVESTIGATIONS OF THE PROPERTY IN DETERMINING WHETHER TO ACQUIRE IT. THE PROVISIONS OF THIS SECTION 18 ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER'S ENTERING INTO THIS AGREEMENT AND SHALL SURVIVE CLOSING.
21.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles. if a non-property specific dispute arises under this Agreement and in the reasonable judgment of both Seller and Buyer the laws of the Commonwealth or State in which the properties are located is not relevant, then the laws of the State of Texas shall be used.
22.Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an "Exchange") being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the "Exchanging Party") desires to effectuate such an exchange, then the other party (the "Non-Exchanging Party") agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (1) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

23.Broker's Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
24.Assignment. Except as set forth in this Section 24, Buyer shall not sell, assign or transfer all or any part of its interest in and to this Agreement without the prior written consent of Seller, which consent may be granted or withheld in Seller's sole and absolute discretion. Notwithstanding the foregoing, Buyer may assign all or a portion of its rights under this Agreement to any combination of the following: (1) ARC GBLMESA001, LLC, (ii) a subsidiary of Cole Real Estate Investments, Inc., American Realty Capital Properties, Inc., or AR Capital, LLC, or (iii) another entity receiving advisory services from Cole Real Estate
Investments, Inc., American Realty Capital Properties, Inc., or AR Capital, LLC or any of their subsidiaries (each, an "Approved Assignee" and collectively, the "Approved Assignees"). The notice address for the Approved Assignees is 106 York Road, Jenkintown, PA 19046. No such assignment shall relieve Buyer of any of its obligations hereunder.
25.Attorneys' Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party's attorneys' fees and disbursements and court costs incurred in such action.
26.Time of the Essence. Time is of the essence with respect to each of Buyer's and
Seller's obligations hereunder.
27.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
28.Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. "Anti-Terrorism Laws" shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and

Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
29.REIT Specific Provisions. Upon Buyer's request, for a period of one (1) year after Closing, Seller shall make any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters routinely maintained by Seller or its agents and relating to (and only to the extent relating to) the operation and ownership of the Properties for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the "Records") available to Buyer and/or its auditors for inspection, copying and audit by Buyer's designated accountants, and at Buyer's expense, and to the extent such aforementioned Records may be in Seller's possession. For avoidance of doubt, the Records shall not include any materials relating to Seller, as an entity (including, without limitation, any financial statements, balance sheets, income statements, equity statements, cash flow statements or the like). Seller understands and acknowledges that Buyer may be required to file audited financial statements related to the Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records to the Buyer's auditors, on a timely basis to facilitate Buyer's timely submission of such audited financial statements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.
BUYER:
AR CAPITAL, LLC

By: /s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President
Date: 4/28/14

MESA REAL ESTATE PARTNERS, LP., a Delaware limited partnership
By: Mesa Real Estate Partners GP, LLC, a Delaware limited liability company, its general partner

By: /s/ Timothy Horan, Jr.
Timothy Horan, Jr., President
Date: 4/28/14

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY / FIDELITY TITLE INSURANCE COMPANY

By: /s/ Edwin G. Ditlow
Name: Edwin G. Ditlow
Title: Vice President
Date: April 28, 2014